EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Bassam A.I. Al-Mutawa, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Kriptech International Corp. for the quarter ended December 31, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kriptech International Corp.

Dated: February 22, 2021

/s/ Bassam A.I. Al-Mutawa
Bassam A.I. Al-Mutawa
President, Chief Executive Officer,
Chief Financial Officer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)